Exhibit 99.1

News

Contact:
Media Relations	Investor Relations
Scott Cianciulli / Sharon Oh	Paul Froelich
Brainerd Communicators	ViaSat, Inc.
212-986-6667	720-493-6276
cianciulli@braincomm.com
oh@braincomm.com

ViaSat Announces Next Generation Broadband Satellite

Boeing-built ViaSat-2 will support fast-growing Exede Internet services with unparalleled combination of capacity, service, coverage and flexibility

Carlsbad, Calif. – May 16, 2013 – ViaSat (NASDAQ: VSAT) has executed a contract with Boeing (NYSE: BA) to build ViaSat-2, which is based on ViaSat’s next generation, Ka-band satellite technology and architecture. ViaSat-2 is expected to be, by far, the world’s highest capacity satellite at the time of launch (scheduled for mid-2016) achieving an unparalleled mix of capacity and coverage. ViaSat-2 is anticipated to approximately double the bandwidth economics of ViaSat-1 while simultaneously increasing its coverage footprint by seven-fold.

ViaSat-2 Expected to Set New Benchmark for High-Speed Broadband by Satellite

Building on the market success of the ViaSat-1 based Exede Internet service, which has received multiple awards in recognition of its innovation and service performance, ViaSat-2 is expected to significantly improve the speed and availability of broadband services over a greatly expanded coverage area that includes North America, Central America, the Caribbean, a small portion of northern South America as well as the primary aeronautical and maritime routes across the Atlantic Ocean between North America and Europe.

Today’s announcement marks the first major advancement of satellite broadband technology since the initial development of ViaSat-1, which recently earned a Guinness World Records® title as the highest-capacity communications satellite in the world. The ViaSat-2 system will include significant enhancements to ViaSat SurfBeam® networking technology and is designed to multiply the speeds offered to a level commensurate with high-speed fiber-to-the-node networks (FTTN).

“The market success of ViaSat-1 class satellites has highlighted the magnitude of the opportunity for truly competitive satellite services,” said Mark Dankberg, chairman and CEO of ViaSat. “It’s clear that superior bandwidth economics in space create competitive advantages on the ground, in the air, and at sea, compared to other satellite and terrestrial alternatives. ViaSat-2 represents a significant breakthrough in broadband

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satellite technology – for the very first time combining extremely high bandwidth capacity with very large coverage areas. ViaSat-2 will make it possible to offer superior in-flight connectivity on applications ranging from JetBlue leisure flights to the Caribbean to U.S. government aircraft traveling to Europe or Latin America, to critical national and Homeland security missions. ViaSat-2 will also combine unprecedented capacity and coverage with operational flexibility – solving historically intractable issues in geographical distribution of bandwidth demand, capital investments, and system performance. We believe ViaSat-2 is more than just state-of-the-art technology, it’s a great investment.”

ViaSat and Boeing Execute Strategic Agreement

ViaSat-2 represents a cooperative effort with Boeing Space & Intelligence Systems. The new satellite will be based on the Boeing 702HP satellite bus and draws on Boeing’s four decades of experience gained from the production of more than 175 commercial communications satellites and its extensive expertise in Ka-band satellite communications systems. Along with the execution of the ViaSat-2 satellite contract, ViaSat and Boeing have entered into a strategic agreement to jointly market and sell satellites systems based on ViaSat-2 technology.

“The Boeing 702HP is our most powerful satellite platform,” said Craig Cooning, chief executive officer of Boeing Satellite Systems International and vice president and general manager of Boeing Space & Intelligence Systems. “This proven capability, integrated with ViaSat’s own satellite technology, will result in what we expect to be the world’s highest-capacity satellite, and will prove to be a major contributor to the expansion of ViaSat’s complete portfolio of broadband services. We are committed to delivering this satellite on-schedule and with the highest level of mission assurance.”

ViaSat Inc. or its affiliates will be the owner and/or operator of the ViaSat-2 satellite.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede® by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 2,300 mobile platforms, including Yonder® Ku-band mobile service; satellite broadband networking systems; and network-centric military communication systems and cybersecurity products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 2,700 people in a number of locations worldwide for technology development, customer service, and network operations.

About Boeing

A unit of The Boeing Company, Boeing Defense, Space & Security is one of the world’s largest defense, space and security businesses specializing in innovative and capabilities-driven customer solutions, and the

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world’s largest and most versatile manufacturer of military aircraft. Headquartered in St. Louis, Boeing Defense, Space & Security is a $32 billion business with 61,000 employees worldwide. Follow us on Twitter: @BoeingDefense.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward looking statements include among others, statements about the performance, capabilities and anticipated benefits of the ViaSat-2 satellite, expected capacity, service, speeds, coverage and other features of ViaSat-2, and the timing, cost, economics and other benefits associated therewith. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability to realize the anticipated benefits of the ViaSat-2 satellite, unexpected expenses or delays related to the satellite system, the ability to successfully implement ViaSat’s business plan for broadband satellite services on ViaSat’s anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and ViaSat’s other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; ViaSat’s reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of ViaSat’s revenues; the ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply ViaSat’s products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on ViaSat’s ability to sell products and services; ViaSat’s level of indebtedness and ability to comply with applicable debt covenants; ViaSat’s involvement in litigation, including intellectual property claims and litigation to protect proprietary technology; and ViaSat’s dependence on a limited number of key employees. In addition, please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. ViaSat undertakes no obligation to update or revise any forward-looking statements for any reason.

ViaSat, Exede and SurfBeam are registered trademarks of ViaSat Inc.